EXHIBIT 99.1

Appendix 4C

Quarter Ended 30 June 2017

San Diego, California and Sydney, Australia (Monday, 31 July 2017 AEST) – REVA Medical, Inc. (ASX: RVA) (“REVA” or the “Company”) is pleased to provide the attached Appendix 4C Quarterly Report for the quarter ended 30 June 2017. The Appendix 4C is unaudited.

Second Quarter Highlights

During the second quarter of 2017, the Company achieved several significant milestones, in addition to its ongoing activities. The milestones include receipt of CE Mark on the Company’s Fantom scaffold, completion of a financing to provide funds for operating and capital needs, and commercialization activities that included hiring a Vice President of Sales and securing the first commercial customer. Fantom is a bioresorbable drug-eluting scaffold that utilizes the Company’s advanced proprietary polymer to allow thinner strut thickness and enhanced deliverability, while offering a unique property of being visible under x-ray.

Highlights for the second quarter:

•

European CE Mark – The CE Mark, received for Fantom on 3 April 2017, allows REVA to market and sell the scaffold in Europe and other countries that recognize the Mark. Receipt of the approval culminated years of development and testing efforts by REVA, including the 240-patient FANTOM II trial that enrolled patients between March 2015 and March 2016.

•

Continued Positive Clinical Data – Positive 12-month clinical results were presented at the annual EuroPCR industry conference in May. Results included a very low 4.2% rate of Major Adverse Cardiac Events (“MACE”), which demonstrates a strong safety profile for Fantom over a sustained timeframe. The Company continues to follow and evaluate patients and plans additional data releases at major industry conferences in October this year and May next year.

•

Commercial Sales Leader – The Company has hired Carmelo Mastrandrea as Vice President of Sales, effective 1 August 2017. Mr. Mastrandrea is based in Europe and brings 17 years of sales experience, including over ten years in cardiovascular medical devices, to REVA. He will be driving the commercial sales roll-out, initially in Europe and then expanding into other jurisdictions in 2018 in accordance with the Company’s sales strategy.

•

Commercial Sales – The Company’s launch strategy for Fantom is to focus on select centers in Germany before expanding to additional jurisdictions. The first commercial contract was secured at a hospital in Kiel, Germany, in June and the first commercial product was shipped to that customer in early July. It’s the Company’s policy to record revenue following shipment.

•

Commercial Production – The Company continues its commercial operations from San Diego, California. The manufacturing facilities, including a polymer production lab and three cleanrooms, are equipped and staffed to produce sufficient commercial quantities for at least the initial two years of projected sales.

HEAD OFFICE:  5751 Copley Drive, San Diego, CA 92111   •   +1 (858) 966-3000   •   +1 (858) 966-3099 (FAX)   •   www.revamedical.com

AUSTRALIAN OFFICE:  Level 10, 83 Clarence Street, Sydney NSW 2000   •   +61 2 9237 2800

ARBN 146 505 777   •   REVA Medical, Inc., is a foreign company incorporated in Delaware, USA, whose stockholders have limited liability

REVA Medical, Inc. – ASX AnnouncementPage 2

•

Convertible Debt Financing – During the second quarter, the Company completed a two-stage financing, receiving a total of US$34.6 million cash proceeds in exchange for issuing senior unsecured convertible notes totaling US$47.1 million, issuing 2,119,500 options for the purchase of common stock, and repurchasing 1,732,260 shares of common stock (for US$12.5 million). The funding was provided by existing investors as well as new institutional investors.

Appendix 4C

As of 30 June 2017, the Company’s cash balance was US$29,147,000. The current quarter end cash balance is an increase of US$27,437,000 from the 31 March 2017 balance of US$1,710,000, reflecting receipt of the proceeds from the financing transaction. Offsetting the proceeds, the Company incurred US$5,041,000 in disbursements related to normal operating activities, made capital equipment purchases of US$89,000, and paid US$2,040,000 in costs related to the financing.

The Company currently plans to file its Form 10-Q Quarterly Report with the U.S. Securities and Exchange Commission and with the Australian Securities Exchange on or before the due date of 10 August 2017. The Quarterly Report provides financial statements, along with Management’s Discussion and Analysis of Financial Condition and Results of Operations for the quarter ended 30 June 2017.

About REVA

REVA is a medical device company located in San Diego, California, USA, that has developed and commercialized a proprietary bioresorbable scaffold, as an alternative to metal stents, to treat coronary artery disease. Scaffolds provide restoration of blood flow, support the artery through the healing process, then disappear (or “resorb”) from the body over a period of time. This resorption allows the return of natural movement and function of the artery, a result not attainable with permanent metal stents. The Company’s Fantom® scaffold, which received European CE Marking on April 3, 2017, is designed to offer an ideal balance of thinness and strength, with distinct ease-of-use features including complete scaffold visibility under x-ray, expansion with one continuous inflation, and no procedural time limitations.

Forward-Looking Statements

This announcement contains or may contain forward-looking statements that are based on management's beliefs, assumptions and expectations and on information currently available to management. All statements that are not statements of historical fact, including statements that address future operating plans or performance and events or developments that may occur in the future, are forward-looking statements, such as those statements regarding the projections and timing surrounding commercial operations and sales, clinical trials, pipeline product development, and future financings. No undue reliance should be placed on forward-looking statements. Although management believes forward-looking statements are reasonable as and when made, forward-looking statements are subject to a number of risks and uncertainties that may cause actual results to vary materially from those expressed in forward-looking statements, including the risks and uncertainties that are described in the "Risk Factors" section of REVA’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 28, 2017 and as updated in periodic reports thereafter. Any forward-looking statements in this announcement speak only as of the date when made. REVA does not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

United States	Australia	Australia
Investor & Media Enquiries:	Investor Enquiries:	Media Enquiries:
REVA Medical, Inc.	Inteq Limited	Buchan Consulting
Cheryl Liberatore	Kim Jacobs	Rebecca Wilson
Director, Communications	+61 438 217 279	+61 3 9866 4722
+1 858-966-3045	Andrew Cohen
+61 408 333 452

HEAD OFFICE:  5751 Copley Drive, San Diego, CA 92111   •   +1 (858) 966-3000   •   +1 (858) 966-3099 (FAX)   •   www.revamedical.com

AUSTRALIAN OFFICE:  Level 10, 83 Clarence Street, Sydney NSW 2000   •   +61 2 9237 2800

ARBN 146 505 777   •   REVA Medical, Inc., is a foreign company incorporated in Delaware, USA, whose stockholders have limited liability

Appendix 4C

Quarterly report for entities subject to Listing Rule 4.7B

+Rule 4.7B

Appendix 4C

Quarterly report for entities subject to Listing Rule 4.7B

Introduced 31/03/00  Amended 30/09/01, 24/10/05, 17/12/10, 01/09/16

Name of entity
REVA Medical, Inc.
ABN	Quarter ended (“current quarter”)
ARBN 146 505 777	30 June 2017

Consolidated statement of cash flows		Current quarter (Q2) $’000 USD	Year to date (6 months) $’000 USD
1.	Cash flows from operating activities	0	0
1.1	Receipts from customers
1.2	Payments for	(1,136)	(3,130)
	(a)research and development
	(b)product manufacturing and operating costs	(515)	(515)
	(c)advertising and marketing	0	0
	(d)leased assets	0	0
	(e)staff costs	(2,664)	(4,670)
	(f)administration and corporate costs	(728)	(1,617)
1.3	Dividends received (see note 3)	0	0
1.4	Interest received	2	2
1.5	Interest and other costs of finance paid	0	0
1.6	Income taxes paid	0	0
1.7	Government grants and tax incentives	0	0
1.8	Other (provide details if material)	0	0
1.9	Net cash from / (used in) operating activities	(5,041)	(9,930)

2.	Cash flows from investing activities	(89)	(164)
2.1	Payments to acquire:
	(a)property, plant and equipment
	(b)businesses (see item 10)	0	0
	(c)investments	0	0
	(d)intellectual property	0	0
	(e)other non-current assets	0	0

+ See chapter 19 for defined terms

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Appendix 4C

Quarterly report for entities subject to Listing Rule 4.7B

Consolidated statement of cash flows		Current quarter (Q2) $’000 USD	Year to date (6 months) $’000 USD
2.2	Proceeds from disposal of:	0	0
	(a)property, plant and equipment
	(b)businesses (see item 10)	0	0
	(c)investments	0	0
	(d)intellectual property	0	0
	(e)other non-current assets	0	0
2.3	Cash flows from loans to other entities	0	0
2.4	Dividends received (see note 3)	0	0
2.5	Other (provide details if material)	0	0
2.6	Net cash from / (used in) investing activities	(89)	(164)

3.	Cash flows from financing activities	0	0
3.1	Proceeds from issues of shares
3.2	Proceeds from issue of convertible notes	47,100	47,100
3.3	Proceeds from exercise of share options	0	0
3.4	Transaction costs related to issues of shares, convertible notes or options	(2,040)	(2,040)
3.5	Proceeds from borrowings	0	0
3.6	Repayment of borrowings	0	0
3.7	Transaction costs related to loans and borrowings	0	0
3.8	Dividends paid	0	0
3.9	Other (repurchase of common stock)	(12,493)	(12,493)
3.10	Net cash from / (used in) financing activities	32,567	32,567

4.	Net increase / (decrease) in cash and cash equivalents for the period
4.1	Cash and cash equivalents at beginning of quarter/year to date	1,710	6,674
4.2	Net cash from / (used in) operating activities (item 1.9 above)	(5,041)	(9,930)
4.3	Net cash from / (used in) investing activities (item 2.6 above)	(89)	(164)
4.4	Net cash from / (used in) financing activities (item 3.10 above)	32,567	32,567
4.5	Effect of movement in exchange rates on cash held	0	0
4.6	Cash and cash equivalents at end of quarter	29,147	29,147

+ See chapter 19 for defined terms

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Appendix 4C

Quarterly report for entities subject to Listing Rule 4.7B

5.	Reconciliation of cash and cash equivalents at the end of the quarter (as shown in the consolidated statement of cash flows) to the related items in the accounts	Current quarter (Q2) $’000 USD	Previous quarter (Q1) $’000 USD
5.1	Bank balances	15	45
5.2	Call deposits	29,132	1,665
5.3	Bank overdrafts	0	0
5.4	Other (provide details)	0	0
5.5	Cash and cash equivalents at end of quarter (should equal item 4.6 above)	29,147	1,710

6.	Payments to directors of the entity and their associates	Current quarter (Q2) $'000 USD
6.1	Aggregate amount of payments to these parties included in item 1.2	86
6.2	Aggregate amount of cash flow from loans to these parties included in item 2.3	0
6.3	Include below any explanation necessary to understand the transactions included in items 6.1 and 6.2
Australian Director fees (2 non-executive directors) 25 U.S. Director fees (5 non-executive directors) 61

7.	Payments to related entities of the entity and their associates	Current quarter $'000 USD
7.1	Aggregate amount of payments to these parties included in item 1.2	0
7.2	Aggregate amount of cash flow from loans to these parties included in item 2.3	0
7.3	Include below any explanation necessary to understand the transactions included in items 7.1 and 7.2

8.	Financing facilities available Add notes as necessary for an understanding of the position	Total facility amount at quarter end $’000 USD	Amount drawn at quarter end $’000 USD
8.1	Loan facilities	0	0
8.2	Credit standby arrangements	0	0
8.3	Other (please specify)	0	0
8.4

Include below a description of each facility above, including the lender, interest rate and whether it is secured or unsecured. If any additional facilities have been entered into or are proposed to be entered into after quarter end, include details of those facilities as well.

+ See chapter 19 for defined terms

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Appendix 4C

Quarterly report for entities subject to Listing Rule 4.7B

9.	Estimated cash outflows for next quarter	$’000 USD
9.1	Research and development	1,490
9.2	Product manufacturing and operating costs	680
9.3	Advertising and marketing	0
9.4	Leased assets	0
9.5	Staff costs	1,950
9.6	Administration and corporate costs	530
9.7	Other (costs of financing transaction)	90
9.7	Other (capital equipment)	240
9.8	Total estimated cash outflows	4,980

10.	Acquisitions and disposals of business entities (items 2.1(b) and 2.2(b) above)	Acquisitions	Disposals
10.1	Name of entity	N/A	N/A
10.2	Place of incorporation or registration
10.3	Consideration for acquisition or disposal
10.4	Total net assets
10.5	Nature of business

Compliance statement

1	This statement has been prepared in accordance with accounting standards and policies which comply with Listing Rule 19.11A.
2	This statement gives a true and fair view of the matters disclosed.

Sign here:	..../s/ Katrina L. Thompson.............Date: 31 July 2017

(Director/Company secretary)

Print name:  Katrina L. Thompson

Notes

1.

The quarterly report provides a basis for informing the market how the entity’s activities have been financed for the past quarter and the effect on its cash position. An entity that wishes to disclose additional information is encouraged to do so, in a note or notes included in or attached to this report.

2.

If this quarterly report has been prepared in accordance with Australian Accounting Standards, the definitions in, and provisions of, AASB 107: Statement of Cash Flows apply to this report. If this quarterly report has been prepared in accordance with other accounting standards agreed by ASX pursuant to Listing Rule 19.11A, the corresponding equivalent standard applies to this report.

3.	Dividends received may be classified either as cash flows from operating activities or cash flows from investing activities, depending on the accounting policy of the entity.

+ See chapter 19 for defined terms

1 September 2016Page 4